Thompson Coburn LLP Attorneys at Law One US Bank Plaza St. Louis, Missouri 63101 314-552-6000 FAX 314-552-7000 www.thompsoncoburn.com

March 28, 2012

MainGate Trust
6075 Poplar Avenue
Suite 402
Memphis, TN  38119

 Re:  MainGate Trust (SEC File Nos. 333-170422 and 811-22492)

Dear Ladies and Gentlemen:

Our legal opinion to MainGate MLP Fund, the sole series of MainGate Trust, was filed with Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A filed by MainGate Trust (the “Registration Statement”).  We hereby consent to incorporating by reference our legal opinion into Post-Effective Amendment No. 2 to the Registration Statement, and further consent to all references to us in such Post-Effective Amendment No. 2.

Very truly yours,

/s/ Thompson Coburn LLP